Exhibit No. 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Registration Statement of Enterprise Products Partners L.P. and Enterprise Products Operating LLC on Form S-3 of (i) our reports dated February 28, 2007, relating to the consolidated financial statements and financial statement schedule of Enterprise Products Partners L.P. and to management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Enterprise Products Partners L.P. for the year ended December 31, 2006, (ii) our report dated February 28, 2007 with respect to the consolidated balance sheet of Enterprise Products GP, LLC appearing in Exhibit 99.1 to the Current Report on Form 8-K of Enterprise Products Partners L.P. filed with the Securities and Exchange Commission on March 21, 2007 and (iii) to the reference to us under the heading “Experts” in this Registration Statement.
/s/ Deloitte & Touche LLP

Houston, Texas
August 27, 2007